Exhibit 10.5

Execution Version

COMPANY EQUITYHOLDER VOTING AND SUPPORT AGREEMENT

This Company Equityholder Voting and Support Agreement (this “Holder Support Agreement”) is dated as of May 19, 2023, by and among David G. Rosenberg (“Rosenberg”), ZB Limited Partnership, a Delaware limited partnership (“ZB”), David G. Rosenberg, not individually but in his capacity as trustee of The TER Trust (“TER Trust” and, together with Rosenberg and ZB, the “Target Company Equityholders” and each, a “Target Company Equityholder”), Unifund Financial Technologies, Inc., a Delaware corporation (“New PubCo”), Everest Consolidator Acquisition Corporation, a Delaware corporation (“SPAC”), Unifund Holdings, LLC, an Ohio limited liability company (“Holdings”), Credit Card Receivables Fund Incorporated, an Ohio corporation (“CCRF”), and USV, LLC, an Ohio limited liability company (“USV” and, together with Holdings and CCRF, the “Target Companies” and each, a “Target Company”). Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Business Combination Agreement (as defined below).

RECITALS

WHEREAS, as of the date hereof, the Target Company Equityholders are, and following the completion of the Reorganization Steps, the Target Company Equityholders will be, direct or indirect holders of such percentage of outstanding Equity Interests of CCRF, Unifund Corporation, Holdings, USV, Payce, LLC, an Ohio limited liability company (“Payce”), Distressed Asset Portfolio I, LLC, an Ohio limited liability company (“DAP I”), and Distressed Asset Portfolio IV, LLC, an Ohio limited liability company (“DAP IV”), in each case, as are indicated opposite each of their names on Exhibit A attached hereto (collectively, the “Subject Securities”);

WHEREAS, contemporaneously with the execution and delivery of this Holder Support Agreement, SPAC, New PubCo, Unifund Merger Sub Inc., a Delaware corporation and a direct, wholly owned subsidiary of New PubCo (“Merger Sub”), the Target Companies, and, solely for the purposes of Sections 10.4, 10.12, 12.3, 13.6 and 13.16 thereof, Sponsor, have entered into a Business Combination Agreement and Plan of Merger (as amended or modified from time to time, the “Business Combination Agreement”), dated as of the date hereof, pursuant to which, among other things, Merger Sub will merge with and into SPAC (the “Merger”), with SPAC surviving the Merger as a wholly owned subsidiary of New PubCo, on the terms and conditions set forth therein;

WHEREAS, the Business Combination Agreement contemplates that the parties hereto will enter into this Holder Support Agreement concurrently with the entry into the Business Combination Agreement by the parties thereto, pursuant to which, among other things, each Target Company Equityholder will (i) support and vote (whether pursuant to a duly convened meeting of the Target Company Equityholders or pursuant to an action by written consent of the Target Company Equityholders) in favor of the adoption and approval of the Business Combination Agreement and the transactions contemplated thereby, including the Contributions and Exchanges, (ii) consummate, or cause the Target Company Group to consummate, the Reorganization in accordance with the Reorganization Steps, (iii) comply with certain transfer restrictions applicable to the Target Company Equity held by such Target Company Equityholder and (iv) take, or cause to be taken, any actions necessary, advisable or proper to effect the Transactions, including the Reorganization and the Contributions and Exchanges; and

WHEREAS, as an inducement to SPAC, New PubCo and the Target Companies to enter into the Business Combination Agreement and to consummate the transactions contemplated therein, the parties hereto desire to agree to certain matters as set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE I

HOLDER SUPPORT AGREEMENT; COVENANTS

Section 1.1Binding Effect of Business Combination Agreement.   Each Target Company Equityholder hereby acknowledges that it has read the Business Combination Agreement and this Holder Support Agreement and has had the opportunity to consult with its tax and legal advisors. Each Target Company Equityholder hereby agrees to be bound by and comply with Sections 7.8 (No Solicitation by the Target Companies), 10.9 (Confidentiality) and 13.12 (Publicity) of the Business Combination Agreement (and any relevant definitions contained in any such Sections) as if such Target Company Equityholder was an original signatory to the Business Combination Agreement with respect to such provisions to the same extent as such provisions apply to the Target Companies.

Section 1.2No Transfer.   During the period commencing on the date hereof and ending on the Expiration Time (as defined below), each Target Company Equityholder shall not (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase, or otherwise dispose of or agree to dispose of, directly or indirectly, file (or participate in the filing of) a registration statement with the SEC (other than the Proxy Statement/Registration Statement), or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, with respect to, any of its Subject Securities, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Subject Securities or any securities convertible into, or exercisable or exchangeable for, such Subject Securities, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii) (clauses (i) through (iii) collectively, a “Transfer”); provided, however, that nothing herein shall prohibit a Transfer of the Subject Securities (i) to such Target Company Equityholder’s officers, directors or employees, or any Affiliates or family members of any of such Target Company Equityholder’s officers, directors or employees, (ii) as a bona fide gift or charitable contribution or (iii) in connection with any bona fide mortgage, encumbrance or pledge to a financial institution in connection with any bona fide loan or debt transaction or enforcement thereunder, including foreclosure thereof; provided, further, that any such Transfer shall be permitted only if, as a precondition to such Transfer, the transferee also agrees in a writing, reasonably satisfactory in form and substance to SPAC and New PubCo, to assume all of the applicable obligations of such Target Company Equityholder under, and be bound by all of the applicable terms of, this Holder Support Agreement; provided, further, that any Transfer permitted under this Section 1.2 shall not relieve such Target Company Equityholder of its obligations under this Holder Support Agreement. Any Transfer in violation of this Section 1.2 with respect to the Subject Securities shall be null and void.

Section 1.3New Interests.   In the event that, during the period commencing on the date hereof and ending at the Expiration Time, (a) any Target Company Equity or other equity securities of the Target Companies are issued to the Target Company Equityholders after the date of this Holder Support Agreement pursuant to any stock dividend, stock split, recapitalization, reclassification, combination or exchange of any Target Company Equity, on or affecting the interests of such securities owned by the Target Company Equityholders or otherwise, (b) a Target Company Equityholder purchases or otherwise acquires beneficial ownership of any Target Company Equity or other equity securities of the Target Companies after the date of this Holder Support Agreement, or (c) a Target Company Equityholder acquires the right to vote or share in the voting of any Target Company Equity or other equity securities of the Target Companies after the date of this Holder Support Agreement (such additional Target Company Equity or other equity securities of the Target Companies, collectively the “New Securities”), then such New Securities acquired or purchased by the Target Company Equityholders shall be subject to the terms of this Holder Support Agreement to the same extent as if they constituted the Target Company Equity owned by the Target Company Equityholders as of the date hereof.

Section 1.4Closing Date Deliverables.   On the Closing Date, each Target Company Equityholder shall deliver to SPAC and New PubCo:

(a)   a duly executed copy of that certain Registration Rights and Lock-Up Agreement, by and among the New PubCo, the Sponsor, the Target Company Equityholders and certain of New PubCo’s stockholders, in substantially the form attached as Exhibit B to the Business Combination Agreement; and

(b)   a properly completed and duly executed IRS Form W-9 from such Target Company Equityholder.

Section 1.5Target Company Equityholder Agreements.

(a)   Subject in all respects to Section 12.1 (Termination) of the Business Combination Agreement (and any relevant definitions contained in any such Sections) any meeting of the members of the Target Companies, however called, or at any adjournment thereof, or in any other circumstance in which the vote, consent or other approval of the members of the Target Companies is sought, each Target Company Equityholder shall (i) appear at each such meeting or otherwise cause all of its Target Company Equity to be counted as present thereat for purposes of calculating a quorum and (ii) vote (or cause to be voted), or execute and deliver a written consent (or cause a written consent to be executed and delivered) covering, all of its Target Company Equity:

(A)   to approve and adopt the Business Combination Agreement and approve the consummation of the Transactions, including the Reorganization and the Contributions and Exchanges;

(B)   against any Business Combination Proposal or any proposal relating to a Business Combination Proposal (in each case, other than the Transactions or pursuant to the Business Combination Agreement or any Ancillary Agreements);

(C)   against any merger agreement or merger (other than the Business Combination Agreement and the Merger), consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by the Target Companies;

(D)   against any change in the business, operations, liabilities, management or board of directors, board of managers or other similar governing bodies of the Target Companies (other than pursuant to the Business Combination Agreement or the Ancillary Agreements), as applicable; and

(E)   against any proposal, action or agreement that would (A) impede, frustrate, prevent or nullify any provision of this Holder Support Agreement, the Business Combination Agreement or the Merger or any other transactions contemplated hereby or thereby, (B) result in a breach in any respect of any covenant, representation, warranty or any other obligation or agreement of the Target Companies under the Business Combination Agreement, (C) result in any of the conditions set forth in Article 11 of the Business Combination Agreement not being fulfilled, (D) result in a breach of any covenant, representation or warranty or other obligation or agreement of the Target Company Equityholders contained in this Holder Support Agreement or (E) change in any manner the dividend policy or capitalization of, including the voting rights of any class of capital stock of, the Target Companies (other than in connection with the Transaction Proposals).

Each Target Company Equityholder hereby agrees that it shall not commit or agree to take any action inconsistent with the foregoing. Each Target Company Equityholder further agrees that, with respect to any written consent to be delivered pursuant to the obligations of such Target Company Equityholder under this Section 1.5, such written consent shall be delivered on or prior to the Target Company Equityholder Approval Deadline.

Section 1.6Appraisal Rights.   Each Target Company Equityholder hereby waives and agrees not to exercise any rights of appraisal or rights to dissent from the Transactions that it may have with respect to such Target Company Equityholder’s Subject Securities under applicable Law.

Section 1.7No Challenges.   Each Target Company Equityholder agrees not to commence, join in, facilitate, assist or encourage, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against SPAC, New PubCo, the Target Companies or any of their respective successors or directors (a) challenging the validity of, or seeking to enjoin the operation of, any provision of this Holder Support Agreement or (b) alleging a breach of any fiduciary duty of any Person in connection with the evaluation, negotiation or entry into the Business Combination Agreement.

Section 1.8Further Assurances.   Each Target Company Equityholder hereby covenants and agrees to take, or cause to be taken, all actions and do, or cause to be done, all things reasonably necessary under applicable Laws, or as reasonably requested by SPAC or either Target Company, to effect the actions set forth herein and to consummate the Merger and the other transactions contemplated by the Business Combination Agreement on the terms and subject to the conditions set forth therein and herein.

Section 1.9No Inconsistent Agreement.   Each Target Company Equityholder hereby represents and covenants that such Target Company Equityholder has not entered into, and shall not enter into, any agreement that would restrict, limit or interfere with the performance of such Target Company Equityholder’s obligations hereunder.

Section 1.10Other Covenants.   Each Target Company Equityholder hereby authorizes the Target Companies, SPAC and New PubCo to publish and disclose in any announcement or disclosure, in each case, required by the SEC or Nasdaq (including all documents and schedules filed with the SEC in connection with the foregoing, including the Proxy Statement/Registration Statement), such Target Company Equityholder’s identity and ownership of the Subject Securities and the nature of such Target Company Equityholder’s commitments and agreements under this Holder Support Agreement, the Business Combination Agreement and any other agreements to the extent the Target Companies, SPAC or New PubCo reasonably determine that such disclosure is required by, or necessary in order to comply with the requests of, applicable securities Laws, the SEC or the NYSE or Nasdaq, as applicable, or desirable, required or necessary in order for the SEC to declare the Proxy Statement/Registration Statement effective. Each Target Company Equityholder agrees to promptly notify SPAC in writing of any updates to Exhibit A hereto after the date hereof and prior to Closing.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

Section 2.1Representations and Warranties of the Target Company Equityholders.   Each Target Company Equityholder represents and warrants as of the date hereof to SPAC, New PubCo and the Target Companies (solely with respect to itself and not with respect to the other Target Company Equityholder) as follows:

(a)   Organization; Due Authorization.   If such Target Company Equityholder is not an individual, such Target Company Equityholder is duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is formed, and the execution, delivery and performance of this Holder Support Agreement and the consummation of the transactions contemplated hereby are within such Target Company Equityholder’s partnership powers and have been duly authorized by all necessary partnership actions on the part of such Target Company Equityholder. If such Target Company Equityholder is an individual, such Target Company Equityholder has full legal capacity, right and authority to execute and deliver this Holder Support Agreement and to perform his obligations hereunder. This Holder Support Agreement has been duly executed and delivered by such Target Company Equityholder and, assuming due authorization, execution and delivery by the other parties to this Holder Support Agreement, this Holder Support Agreement constitutes a legally valid and binding obligation of such Target Company Equityholder, enforceable against such Target Company Equityholder in accordance with the terms hereof (except as enforceability may be limited by bankruptcy Laws, other similar Laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies). If this Holder Support Agreement is being executed in a representative or fiduciary capacity, the Person signing this Holder Support Agreement has full power and authority to enter into this Holder Support Agreement on behalf of such Target Company Equityholder.

(b)   Ownership.   Except as otherwise described in Schedule 2.1(b) of this Agreement, such Target Company Equityholder is the record and beneficial owner (as defined in the Securities Act) of, and has good title to, all of its Subject Securities, and there exist no Liens or any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such Subject Securities (other than transfer restrictions under the Securities Act)) affecting any such Subject Securities, other than Liens pursuant to (i) this Holder Support Agreement, (ii) the Target Company Governing Documents, (iii) the Business Combination Agreement, (iv) any applicable securities Laws or

(v) Permitted Liens. Such Target Company Equityholder’s Subject Securities are the only equity securities in the Target Companies owned of record or beneficially by such Target Company Equityholder on the date of this Holder Support Agreement, and none of the Subject Securities are subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of such Subject Securities, except as provided hereunder. Such Target Company Equityholder does not hold or own any rights to acquire (directly or indirectly) any equity securities of the Target Companies or any equity securities convertible into, or which can be exchanged for, equity securities of the Target Companies.

(c)   No Conflicts.   Except as otherwise described in Schedule 2.1(c) of this Agreement, the execution and delivery of this Holder Support Agreement by such Target Company Equityholder does not, and the performance by such Target Company Equityholder of its obligations hereunder will not, (i) if such Target Company Equityholder is not an individual, conflict with or result in a violation of the Governing Documents of such Target Company Equityholder or (ii) require any consent or approval that has not been given or other action that has not been taken by any Person (including under any Contract binding upon such Target Company Equityholder or such Target Company Equityholder’s Subject Securities), in each case, to the extent such consent, approval or other action would prevent, enjoin or materially delay the performance by such Target Company Equityholder of its obligations under this Holder Support Agreement.

(d)   Litigation.   There are no Actions pending against such Target Company Equityholder, or to the knowledge of such Target Company Equityholder, threatened against such Target Company Equityholder, before (or, in the case of threatened Actions, that would be before) any arbitrator or any Governmental Authority, which in any manner challenges or seeks to prevent, enjoin or materially delay the performance by such Target Company Equityholder of its obligations under this Holder Support Agreement.

(e)   Brokerage Fees.   No broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated by the Business Combination Agreement based upon arrangements made by such Target Company Equityholder (in its capacity as a member or stockholder of the Target Companies, as applicable) or any of its Affiliates, for which SPAC, New PubCo, the Target Companies or any of their respective Affiliates may become liable.

(f)   Acknowledgment.   Such Target Company Equityholder understands and acknowledges that SPAC, New PubCo and each Target Company is entering into the Business Combination Agreement in reliance upon such Target Company Equityholder’s execution and delivery of this Holder Support Agreement.

(g)   Adequate Information.   Such Target Company Equityholder has been furnished or given access to adequate information concerning the business and financial condition of SPAC and the Target Companies to make an informed decision regarding this Holder Support Agreement and the Transactions, has had the opportunity to consult with its tax, financial and legal advisors, and has independently and without reliance upon SPAC or the Target Companies and based on such information as such Target Company Equityholder has deemed appropriate, made its own analysis and decision to enter into this Holder Support Agreement. Such Target Company Equityholder acknowledges that SPAC and the Target Companies have not made and do not make any representation or warranty, whether express or implied, of any kind or character except as expressly set forth in this Holder Support Agreement. Such Target Company Equityholder acknowledges that the agreements contained herein with respect to the Subject Securities held by such Target Company Equityholder are irrevocable and result in the waiver of such Target Company Equityholder’s rights of appraisal, rights to dissent or similar rights, in each case, in connection with the Transactions under applicable Laws or the Target Company Governing Documents.

ARTICLE III

MISCELLANEOUS

Section 3.1Termination.   This Holder Support Agreement and all of its provisions shall terminate and be of no further force or effect upon the earliest to occur of (a) the Merger Effective Time, (b) such date and time as the Business Combination Agreement shall be terminated in accordance with Section 12.1 thereof (the earliest of (a) and (b), the “Expiration Time”), (c) the liquidation of SPAC and (d) upon the written agreement of the Target Company Equityholders, New PubCo, SPAC, and the Target Companies. Upon such termination of this Holder Support Agreement, all obligations of the parties hereto under this Holder Support Agreement will terminate, without any liability or other obligation on the part of any party hereto to any Person in respect hereof or the transactions contemplated hereby, and no party hereto shall have any claim against another (and no person shall have any rights against such party), whether under contract, tort or otherwise, with respect to the subject matter hereof; provided, however, that the termination of this Holder Support Agreement shall not relieve any party hereto from liability arising in respect of any breach of this Holder Support Agreement prior to such termination. This Article III shall survive the termination of this Holder Support Agreement.

Section 3.2No Recourse.   This Holder Support Agreement may only be enforced against, and any claim or cause of action based upon, arising out of, or related to this Holder Support Agreement may only be made against, the parties hereto. Except to the extent a party hereto (and then only to the extent of the specific obligations undertaken by such party herein), (i) no past, present or future director, manager, officer, employee, incorporator, member, partner, direct or indirect equityholder, Affiliate, agent, attorney, advisor or representative or Affiliate of a party hereto, (ii) no past, present or future director, officer, employee, incorporator, member, partner, direct or indirect equityholder, shareholder, Affiliate, agent, attorney, advisor or representative or Affiliate of a party hereto and (iii) no successor, heir or representative of a party hereto shall have any liability (whether in contract, tort, equity or otherwise) for any one or more of the representations, warranties, covenants, agreements or other obligations or liabilities of any one or more of the parties hereto under this Holder Support Agreement for any claim based on, arising out of, or related to this Holder Support Agreement.

Section 3.3Governing Law.   This Holder Support Agreement, and all claims or causes of action based upon, arising out of, or related to this Holder Support Agreement or the transactions contemplated hereby, shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to principles or rules of conflict of Laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction.

Section 3.4CONSENT TO JURISDICTION AND SERVICE OF PROCESS; WAIVER OF JURY TRIAL.

(a)   To the fullest extent permitted by applicable Law, any proceeding or Action based upon, arising out of or related to this Holder Support Agreement or the transactions contemplated hereby must be brought in the Court of Chancery of the State of Delaware (or, to the extent such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware), or, if it has or can acquire jurisdiction, in the United States District Court for the District of Delaware, and each of the parties hereto irrevocably (i) submits to the exclusive jurisdiction of each such court in any such proceeding or Action, (ii) waives any objection it may now or hereafter have to personal jurisdiction, venue or convenience of forum, (iii) agrees that all claims in respect of such proceeding or Action shall be heard and determined only in any such court and (iv) agrees not to bring any proceeding or Action arising out of or relating to this Holder Support Agreement or the transactions contemplated hereby in any other court. Nothing herein contained shall be deemed to affect the right of any party hereto to serve process in any manner permitted by Law or to commence Actions or otherwise proceed against any other party hereto in any other jurisdiction, in each case, to enforce judgments obtained in any Action, suit or proceeding brought pursuant to this Section 3.4.

(b)   EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS HOLDER SUPPORT AGREEMENT OR WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY

HERETO HEREBY IRREVOCABLY, UNCONDITIONALLY AND VOLUNTARILY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, SUIT OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS HOLDER SUPPORT AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 3.5Assignment.   This Holder Support Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns. Neither this Holder Support Agreement nor any of the rights, interests or obligations hereunder will be assigned (including by operation of law), delegated or transferred without the prior written consent of the parties hereto, and any such attempted assignment, delegation or transfer without such prior written consent shall be void.

Section 3.6Specific Performance.   The parties hereto agree that irreparable damage may occur in the event that any of the provisions of this Holder Support Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Holder Support Agreement and to enforce specifically the terms and provisions of this Holder Support Agreement in the Court of Chancery of the State of Delaware or any other state or federal court within the State of Delaware, this being in addition to any other remedy to which such party is entitled at law or in equity. In the event that any Action shall be brought in equity to enforce the provisions of this Holder Support Agreement, no party shall allege, and each party hereby waives the defense, that there is an adequate remedy at law, and each party agrees to waive any requirement for the securing or posting of any bond in connection therewith.

Section 3.7Amendment; Waiver.   This Holder Support Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by New PubCo, SPAC, the Target Companies and the Target Company Equityholders.

Section 3.8Severability.   If any provision of this Holder Support Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Holder Support Agreement shall remain in full force and effect. The parties hereto further agree that if any provision contained herein is, to any extent, held invalid or unenforceable in any respect under the Laws governing this Holder Support Agreement, they shall take any actions necessary to render the remaining provisions of this Holder Support Agreement valid and enforceable to the fullest extent permitted by Law and, to the extent necessary, shall amend or otherwise modify this Holder Support Agreement to replace any provision contained herein that is held invalid or unenforceable with a valid and enforceable provision giving effect to the intent of the parties hereto.

Section 3.9Notices.   All notices and other communications among the parties hereto shall be in writing and shall be deemed to have been duly given (w) when delivered in person, (x) when delivered after posting in the United States mail having been sent registered or certified mail, return receipt requested, postage prepaid, (y) when delivered by FedEx or another nationally recognized overnight delivery service or (z) when delivered by email (unless an “undeliverable” or similar message is received with respect to each email address provided in this Section 3.9 for the applicable party); provided, that any such notice or other communication delivered in the manner described in clause (w), (x) or (y) shall also be delivered by email no later than twenty-four (24) hours after being delivered in the manner described therein, as applicable, in each case, addressed as follows:

If to SPAC or New PubCo:

Everest Consolidator Acquisition Corporation

4041 MacArthur Blvd

Newport Beach, CA 92660

Attention:Adam Dooley, Chairman & CEO

Email:adooley@belayinvest.com

with copies to (which shall not constitute notice):

Latham & Watkins LLP

811 Main St., Suite 3700

Houston, TX 77002

Attention:Ryan J. Maierson

Senet S. Bischoff

Email:ryan.maierson@lw.com

senet.bischoff@lw.com

If to the Target Companies or the Target Company Equityholders:

Unifund Holdings, LLC

10625 Techwoods Circle

Cincinnati, OH 45242

Attention:Trudy Craig, Vice President, General Counsel

Email:trudy.craig@unifund.com

with copies to (which shall not constitute notice):

Taft Stettinius & Hollister LLP

425 Walnut Street, Suite 1800

Cincinnati, OH 45202

Attention:Arthur McMahon, III

Email:amcmahon@taftlaw.com

or to such other address(es) or email address(es) as the parties hereto may from time to time designate in writing. Copies delivered solely to outside counsel shall not constitute notice.

Section 3.10Headings; Counterparts.   The headings in this Holder Support Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Holder Support Agreement. This Holder Support Agreement may be executed in two or more counterparts (any of which may be delivered by electronic transmission), each of which shall constitute an original, and all of which taken together shall constitute one and the same instrument.

Section 3.11Trust Account Waiver.   Section 13.1 of the Business Combination Agreement is hereby incorporated into this Holder Support Agreement, mutatis mutandis.

Section 3.12Entire Agreement.   This Holder Support Agreement, including the Schedules and Exhibit hereto, and the agreements referenced herein constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersede all prior understandings, agreements or representations by or among the parties hereto to the extent they relate in any way to the subject matter hereof.

[Remainder of page intentionally left blank; signature pages follow.]

IN WITNESS WHEREOF, the Target Company Equityholders, SPAC, New PubCo, and the Target Companies have each caused this Holder Support Agreement to be duly executed as of the date first written above.

TARGET COMPANY EQUITYHOLDERS:

/s/ David G. Rosenberg
David G. Rosenberg

ZB Limited Partnership

By:	/s/ Jay Zises
	Name:	Jay Zises
	Title:	President

[Signature Page to Holder Support Agreement]

The TER Trust

By:	/s/ David G. Rosenberg
	Name:	David G. Rosenberg
	Title:	Trustee

[Signature Page to Holder Support Agreement]

SPAC:

Everest Consolidator Acquisition Corporation

By:	/s/ Adam Dooley
	Name:	Adam Dooley
	Title:	Chief Executive Officer

NEW PUBCO:

Unifund Financial Technologies, Inc.

By:	/s/ David G. Rosenberg
	Name:	David G. Rosenberg
	Title:	President

[Signature Page to Holder Support Agreement]

TARGET COMPANIES:

Credit Card Receivables Fund Incorporated

By:	/s/ David G. Rosenberg
	Name:	David G. Rosenberg
	Title:	President & Chief Executive Officer

Unifund Holdings, LLC

By:	/s/ David G. Rosenberg
	Name:	David G. Rosenberg
	Title:	President

USV, LLC

By:	/s/ David G. Rosenberg
	Name:	David G. Rosenberg
	Title:	President

[Signature Page to Holder Support Agreement]

Exhibit A

Target Company Equityholders and Subject Securities

Target Company Equityholders	Common Stock in CCRF	Class A Membership Interests in Holdings	Units in USV	Units in Payce	Membership Interests in DAP I	Class A Membership Interests in DAP IV
David G. Rosenberg	100%	75%(1)	75%(1)	72.3%(2)	75%(1)	75%(1)
ZB Limited Partnership	0%	25%	25%	0%	25%	25%
The TER Trust	0%	0%	0%	72.3%	0%	0%

(1)Beneficially owned through CCRF.

(2)Beneficially owned through The TER Trust.

Target Company Equityholders and Subject Securities (Post-Completion of the Reorganization Steps)

Target Company Equityholders	Common Stock in CCRF	Class A Membership Interests in Holdings	Units in USV	Units in Payce	Membership Interests in DAP I	Class A Membership Interests in DAP IV
David G. Rosenberg	100%	75%(1)	75%(1)	72.3%(2)	75%(1)	75%(1)
ZB Limited Partnership	0%	25%	25%	0%	25%	25%
The TER Trust	0%	0%	0%	72.3%	0%	0%

(1)Beneficially owned through CCRF.

(2)Beneficially owned through The TER Trust.

[Exhibit A to Holder Support Agreement]

Schedule 2.1(b)

1.

Credit Agreement dated as of June 11, 2021 by and among Unifund CCR, LLC, the Lenders from time to time party thereto, CCP Agency, LLC, Unifund Holdings, LLC, and acknowledged and agreed to by Credit Card Receivables Fund Incorporated, and ZB Limited Partnership, as amended by that certain First Amendment to Credit Agreement dated as of July 1, 2021, as further amended by that certain Second Amendment to Credit Agreement dated as of December 15, 2021, as further amended by that Third Amendment to Credit Agreement dated as of September 13, 2022, as further amended by that Fourth Amendment to Credit Agreement dated as of April 3, 2023, and as further amended by that Limited Waiver and Fifth Amendment to Credit Agreement dated as of May 16, 2023 (with the collateral documents entered into in connection therewith, the “Credit Facility”).

[Schedule 2.1(b) to Holder Support Agreement]

Schedule 2.1(c)

1.The Credit Facility.

[Schedule 2.1(c) to Holder Support Agreement]